Exhibit 4.3

                                 FORM OF WARRANT

THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE WARRANTS EVIDENCED HEREBY ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

         VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON September 10, 2002

No. A-1                                               September 10, 1997

                        LANCIT MEDIA ENTERTAINMENT, LTD.

                        WARRANTS TO PURCHASE COMMON STOCK

     THIS CERTIFIES that ALLEN & COMPANY INCORPORATED and its successors and assigns (hereinafter, the "Holder") is the registered holder of Warrants entitling the Holder to purchase from Lancit Media Entertainment, Ltd., a corporation organized and existing under the laws of the State of New York (the "Company"), subject to the terms and conditions set forth herein, up to ONE HUNDRED THOUSAND (100,000) fully paid and non-assessable shares (each, a "Warrant Share") of the Common Stock, par value $0.001 per share, of the Company (subject to adjustment as provided herein, the "Common Stock") at a price per Warrant Share of $3.00 (subject to adjustment as provided herein, the "Purchase Price"). The Holder shall be entitled to exercise the Warrants, in whole or in part, upon surrender of this Warrant Certificate, submission of the subscription form annexed hereto duly executed, and payment in lawful money of the United States of the Purchase Price in respect of the Warrant Shares being purchased at any time on or after the date hereof and at or prior to 5:00 P.M. (New York City
Time) on September 10, 2002 at the office of the Company or, if the Com pany shall designate a warrant transfer agent, at the office of such warrant transfer agent. Upon the partial exercise of the Warrants evidenced by this Certificate, the Company shall issue or cause to be issued to the Holder a certificate evidencing the balance of the Warrants not then exercised. The Warrants represented by this Warrant Certificate may not be exercised as to a fraction of a Warrant Share. Payment of the Purchase Price shall be made made by wire transfer to an account designated by the Company in writing or by certified or official bank check.

     In lieu of the exercise of the Warrants, in whole or in part, pursuant to the above paragraph, the Holder may, as to any Warrant Shares then issuable hereunder as to which the Holder wishes to exercise his rights under this paragraph (the "Conversion Shares"), elect instead to convert his right to purchase such Conversion Shares pursuant to this Warrant Certificate into a number of shares of Common Stock equal to (a) the product of the number of the Conversion Shares times the excess, if any, of (i) the Market Price Per Share (as hereinafter defined) as of the date of exercise of such conversion right over (ii) the Exercise Price, divided by (b) the Market Price Per Share as of the date of exercise of such conversion right. In order to exercise such conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Agreement accompanied by a duly completed Notice of Conversion in the form attached hereto. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Agreement for conversion in accordance with the foregoing provisions (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrants are being converted in part only, a new Warrant Certificate representing the unconverted portion of the Warrants. For purposes of this paragraph, the Market Price per Share shall be the average of the last ten "daily sales prices" of the Common Stock on the National Market or Small Cap Market of NASDAQ on the last ten trading days prior to the Conversion Date.

          1. Upon the surrender of this Warrant Certificate, delivery of a duly executed subscription form and payment of the Purchase Price for the Warrants to be exercised, as herein provided, such Warrants shall be deemed to have been exercised and the person exercising the same shall become the holder of record of the Warrant Shares so purchased for all purposes on the date of such surrender, delivery and payment; provided, however, that if such date is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares of Common Stock on the next succeeding date on which the stock transfer books are open. As soon as practicable after such surrender, delivery and payment, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares so purchased and, in the case of a fractional interest in a Warrant Share, cash as herein provided. Upon surrender of this Warrant Certificate to the Company (or its warrant transfer agent, if any), the Company (or warrant transfer agent) shall cancel this Warrant Certificate, and to the extent there is a partial exercise of the Warrants evidenced hereby, the Holder of this Warrant Certificate shall receive a replacement Warrant Certificate of like tenor and date evidencing the number of Warrants that shall not have been exercised, unless such Warrants shall have expired.

          2. Notwithstanding the foregoing, if the Company shall give notice to its shareholders of the liquidation, dissolution or winding up of the Company, the right to exercise the Warrants evidenced hereby shall terminate at the close of business on the third full business day prior to the record date for determining the Company's shareholders entitled to receive any distribution upon liquidation, dissolution or winding up, as such record date is specified in such notice.

     3. The number and kinds of shares of stock of the Company issuable upon exercise, in whole or in part, of the Warrants evidenced hereby are subject to modification and adjustment upon the happening of certain events, as follows:

          (a) If, at any time after the date hereof, the Company shall declare or pay a dividend or make a distribution to its shareholders consisting of Common Stock, the Holder shall, upon the exercise of such Warrants after the record date for such dividend, receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the number of shares of Common Stock which the Holder would have been entitled to receive had the Holder exercised such Warrants immediately prior to the record date for such dividend.

          (b) If, at any time after the date hereof, the Company shall, by subdivision, combination or reclassification of Common Stock, or through merger or consolidation, or otherwise, alter or modify the number, kind or class of shares of Common Stock, or other securities or property of the Company, then, as of the record date for such alteration or modification, the Warrant Shares issuable upon the exercise of a Warrant shall be adjusted so as to amount to the number of shares of capital stock or other securities or property of the Company that the Holder would have owned or would have been entitled to receive had the Warrants evidenced hereby been exercised immediately prior to the record date for such subdivision, combination or reclassification of Common Stock, or merger, consolidation or other alteration or modification.

          (c) Unless the context otherwise indicates, all references to Warrant Shares in this Warrant Certificate shall, in the event of an adjustment hereunder, be deemed to refer also to any other securities or property receivable upon exercise of the Warrants pursuant to such adjustment.

          (d) This Warrant Certificate need not be amended because of any adjustment in the number and/or content of Warrant Shares pursuant hereto, and any Warrant Certificate delivered after such adjustment may state the same number of Warrant Shares as is stated in the Warrant Certificate originally delivered. However, the Company may, with the prior written consent of the Holder, amend the form of Warrant Certificate, provided such amendment in form does not affect the substance thereof; and any Warrant Certificate thereafter countersigned and delivered, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in such amended form.

          (e) If, by reason of the calculation of the number of Warrant Shares issuable upon exercise of the Warrants or any adjustment made pursuant to the terms hereof, the Holder would be entitled, upon any exercise hereof, to receive a fractional interest in a share of Common Stock, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to (i) the then current market value of such fractional interest, computed on the basis of the average closing bid and asked prices of shares of Common Stock on the exercise date as furnished to the Company by any member of member firm of a registered national securities exchange selected from time to time by the Company for that purpose or (ii) if such shares of Common Stock are listed on a national securities exchange or traded on a national market system, at the closing price of such shares on the exercise date.

          (f) Except as otherwise set forth herein, the Holder shall not, upon any exercise hereof, be entitled to any dividends that may have accrued since the date hereof with respect to the Warrant Shares issuable in respect thereof, or to any interest that may have accrued upon any evidence of indebtedness included in the Warrant Shares.

          (g) Whenever an adjustment in respect of the Warrant Shares or the Purchase Price is made pursuant to the terms hereof, the Company shall promptly mail to the Holder at the address registered with the Company a notice setting forth such adjustment and the reasons therefor and the calculation thereof. In the event that any of the circumstances described in clause (a) or (b) above occur, the Purchase Price shall, if applicable, be adjusted accordingly. Notwithstanding anything to the contrary herein, no provisions of this Warrant Certificate shall entitle the Holder to any adjustment in Warrant Shares as a result of the the issuance of any securities of the Company, or any options, warrants or other rights to purchase any such securities, except as expressly provided in clause (a) or (b), above.

     4. In the event of the liquidation, dissolution, or winding up of the Company (which shall not include an event described in paragraph 5), a notice thereof shall be filed by the Company with the warrant transfer agent, if any shall have been designated by the Company, at least thirty (30) days prior to the record date (which date shall be specified in such notice) for determining security holders of the Company entitled to receive any distribution upon such liquidation, dissolution, or winding up. Such notice also shall specify the date on which the right to exercise the Warrants shall expire. A copy of such notice shall be mailed to the Holder at the address registered with the Company not more than thirty (30) nor less than twenty (20) days before such record date.

     5. In the case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the class or classes of the Warrant Shares), or in the case of any sale or transfer to another corporation of the property of the Company in its entirety or substantially in its entirety, the Holder, upon the exercise hereof in whole or in part at any time after such consolidation, merger, sale or transfer, shall be entitled to receive the kind and amount of shares of Common Stock and other securities and property which the Holder would have received upon such consolidation, merger, sale, or transfer had the Holder exercised its Warrants immediately prior thereto.

     6. The issue of any shares of Common Stock or other certificates upon any exercise of the Warrants shall be made without charge to the Holder for any stamp or transfer tax in respect thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     7. (a) The Warrants evidenced by this Warrant Certificate may not be sold, assignede, transferred, pledged or hypothecated without the express written consent of the Company in each instance, except to a wholly-owned subsidiary of the Holder. With respect to any such permitted transfer, or upon the Holder's obtaining such consent, upon surrender of this Warrant Certificate to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor in the name of the assignee named in such Assignment Form, and this Warrant Certificate shall promptly be canceled. Any such transfer shall be subject, if requested by the Company, to the receipt by the Company of a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Holder and the proposed transferee shall execute any documentation reasonably required by the Company to ensure compliance with the terms of this Warrant Certificate and the Securities Act. The Holder shall not be entitled to transfer this Warrant Certificate, or any part thereof, if such legal opinion is not reasonably acceptable to the Company or if such documentation is not provided. The term "Warrant Certificate" as used herein shall be deemed to include any Warrant Certificates issued in substitution or exchange for this Warrant Certificate.

          (b) Subject to the provisions of this paragraph 7, this Warrant Certificate may be divided upon surrender at the principal office or the Company, without charge to the Holder, and upon such division, the Warrant Certificates issued in exchange herefor may be transferred of record as the then holder thereof may specify without charge to such holder (other than any applicable transfer taxes).



          (c) Except as otherwise contemplated by this paragraph 7, each Warrant Certificate issued upon direct or indirect transfer or in substitution for any Warrant Certificate pursuant to this paragraph 7 shall be stamped or otherwise imprinted with a restrictive legend similar to that set forth on this Warrant Certificate, and each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

          The Holder may require the Company to issue a stock certificate for Warrant Shares without a legend, if either (i)such Warrant Shares have been registered for resale under the Securities Act or (ii)such Holder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant Shares.

          (d) Notwithstanding any contrary provision of this paragraph 7, upon the written request of the Holder, and subject to compliance with any obligations to notify the holders of "piggy- back" registration rights, the Company shall use its best efforts to effect the registration of the Warrant Shares under the Securities Act of 1933, as amended, on Form S-3 and to keep in effect a current registration statement on Form S-3 relating to the Warrant Shares for such time as the Warrants remain exercisable. Notwithstanding the foregoing, if the Company shall furnish to the Holder a certificate stating that in the good faith judgment of the Board of Directors a registration would require the premature disclosure of material non-public information which disclosure would be seriously detrimental to the Company, the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days. In the event that, prior to the filing of a registration statement with respect to the Warrant Shares in accordance wtih this parargraph 7(d), the Company files a registration statement with respect to its Common Stock (other than on Form S-4 or S-8 or comparable forms), it will so notify the Holder to enable the Holder to exercise its registration rights pursuant to this paragraph (in which event the Company may either include the Warrant Shares in such other registration statement or file a separate registration statement as contemplated hereby). Following the filing of any registration statement covering the Warrant Shares, the Company shall promptly notify the Holder of the happening of any event of which the Company has knowledge, as a result of which the Company believes the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and shall use its best efforts to prepare promptly a supplement or amendment to the registration statement to correct such untrue statement or omission (after the same has become effective), and deliver a number of copies of such supplement or amendment to the Holder as the Holder may reasonably request; in such event, the Holder shall suspend sales pursuant to the registration statement until such supplement or amendment has been so filed and delivered.

          8. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor.

          9. This Warrant Certificate and the Warrants evidenced hereby shall not entitle the Holder to any rights of a shareholder of the Company either at law in or equity including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of shareholders or of any other proceedings of the Company, except as expressly provided herein.

          10. To the extent then unexercised, this Warrant Certificate, in all events, shall be canceled and have no effect after 5:00 P.M. (New York City
     Time) on September 10, 2002.

          11. In the event that one or more of the provisions of this Warrant Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          12. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own, lease and operate its respective properties and to carry on its business in the places and in the manner as currently conducted and as currently contemplated to be conducted.

          (b) The execution, delivery and performance by the Company of this Warrant Certificate is within the corporate power of the Company, and this Warrant Certificate has been duly and validly authorized, executed and delivered by the Company. This Warrant Certificate and the Warrants evidenced hereby constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles.

          13. This Warrant Certificate shall be binding upon the successors and assigns of the Company.

          14. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to provisions thereof governing conflicts of law.

          15. All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributors, successors and assigns. Assignability of rights is limited under the terms of this Warrant Certificate.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to
          be  duly  executed  and  delivered  by  its  officer   hereunder  duly
          authorized.


                                            LANCIT MEDIA ENTERTAINMENT, LTD.



   By: /s/SUSAN L. SOLOMON
       Susan L. Solomon, Chief Executive Officer


   Countersigned:


       /s/LAURENCE A. LANCIT
       Laurence A. Lancit, Co-President

                              FORM OF SUBSCRIPTION

               (To be Delivered by the Holder desiring to exercise
            any of the Warrants evidenced by the Warrant Certificate)

To: LANCIT MEDIA ENTERTAINMENT, LTD.

          The undersigned hereby irrevocably elects to exercise Warrants, pursuant to the Warrant Certificate issued by Lancit Media Entertainment, Ltd. (the "Company") to the Holder, dated __________________ (the "Warrant Certificate"), for, and to purchase thereunder, full shares of Common Stock of the Company issuable upon exercise of said Warrants and delivery of $ in the manner specified in the Warrant Certificate, which represents payment in full of the Purchase Price for said Warrants.

          The undersigned requests that [a] certificate[s] for such shares be issued in the name[s] of _______________________________________________


HOLDER'S SOCIAL SECURITY
OR TAX IDENTIFICATION NUMBER:


(Please print name and address)






(Signature)


          If said number or Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:


(Please print name and address)






(Signature)

          NOTICE: The signature on this  subscription  form must correspond with the name as written upon the face of the Warrant Certificate, or upon the assignment thereof, in every particular, without alteration, enlargement, or any change whatsoever and must be guaranteed by a participant in a signature guarantee program recognized by The Securities Transfer Association, Inc.

                          FORM OF NOTICE OF CONVERSION


     The undersigned irrevocably elects to convert, pursuant to the Warrant Certificate issued by Lancit Media Entertainment, Ltd. (the "Company") to the Holder, dated __________________ (the "Warrant Agreement"), the undersigned's right to purchase __________ Conversion Shares pursuant to the Warrant Certificate into shares of the Common Stock of the Company.

     The undersigned hereby requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ______________ and (b) the Conversion Shares referred to above shall not include all of the Warrant Shares issuable as provided in said Warrant, that a new Warrant Certificate of like tenor and date for the balance of the Warrant Shares issuable thereunder be delivered to the undersigned.




                             Name of Holder



                             Signature



                             Address:

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the Warrant Agreement, or upon the assignment thereof, in every particular, without alteration, enlargement, or any change whatsoever and must be guaranteed by a participant in a signature guarantee program recognized by The Securities Transfer Association, Inc.

                               FORM OF ASSIGNMENT
 (To be executed only upon transfer of this Warrant as permitted by the within
                              Warrant Certificate)


     For value received, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the right represented by such Warrant Certificate to purchase ___________ shares of Common Stock of Lancit Media Entertainment, Ltd. (the "Company"), to which such Warrant Certificate relates and all other rights of the holder thereof under the Warrants evidenced thereby and appoints _______________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated: __________________


                   (Signature)


                   (Print Name)


                   (Street Address)


                   (City)                (State) (Zip Code)


Signed in the presence of:


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